UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 22, 2012

ONE LIBERTY PROPERTIES, INC.
(Exact name of Registrant as specified in charter)

Maryland	001-09279	13-3147497
(State or other jurisdiction of incorporation)	(Commission file No.)	(IRS Employer I.D. No.)

60 Cutter Mill Road, Suite 303, Great Neck, New York	11021
(Address of principal executive offices)	(Zip code)

516-466-3100
Registrant's telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐          Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01   Other Events.

On August 22, 2012, our wholly-owned subsidiary refinanced the approximately $22.85 million of mortgage debt scheduled to mature September 1, 2012, bearing interest of 6.87% per year and secured by the eleven properties leased to Haverty Furniture Companies, Inc. (NYSE:HVT). The new mortgage debt, in the aggregate principal amount of $25 million, matures September 1, 2032 (subject to the lender’s option to call the debt for any reason on 90 day’s notice at any time after September 1, 2022) and bears interest of 5.125% per year. Principal payments are to be made on a 20-year amortization schedule. The new mortgage debt is secured by these eleven properties and is non-recourse, subject to customary carve-outs.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ONE LIBERTY PROPERTIES, INC.

Date: August 30, 2012	By: /s/ David W. Kalish David W. Kalish Senior Vice President and Chief Financial Officer